PATENT ASSIGNMENT

          In consideration of the sum of One Dollar and other good and valuable consideration, of which I acknowledge receipt, I, THEODORE J. STAATS, of Maggie Valley, North Carolina, hereby sell and assign to GEAC, Inc., a corporation of the state of Texas, having a business address at 4419 Santa Fe Lane, McKinney, Texas 75070, (hereinafter Assignee), its successors and assigns, my entire right, title and interest in United States Patent No. 5,529,306, issued June 25, 1996, directed to improvements in GOLF SWING TRAINING DEVICE co-invented by me and William O. Corder, Jr., including all reissues and extensions thereof, and including the right to sue for past infringement, the same to be held and enjoyed by said Assignee for his own use and behoof, and for his legal representatives and assigns, to the full end of the term for which said patent is granted, as fully and entirely as the same would have been held by me had this assignment and sale not been made.

Date:     April 9, 1998                  /s/ Theodore J. Staats
                           THEODORE J. STAATS

                         STATE OF NORTH CAROLINA  )
                                                       )    ss:
                         COUNTY OF HAYWOOD        )

          This 9th day of April, 1998, before me personally came the above-named THEODORE J. STAATS to me personally known as the individual who executed the foregoing assignment, who acknowledged to me that he executed the same of his own free will for the purposes therein set forth.

                            /s/ Margaret Nowakowski
                              NOTARY PUBLIC

My Commission Expires: July 22, 2000